Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2023 Financial Results
Ridgefield, CT, May 3, 2023 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, Middle East, and Canada, today reported financial results for its first quarter ended March 31, 2023.

Financial highlights for the first quarter of 2023:

•Net sales increased 40.5% to $719.6 million for the first quarter of 2023 from $512.1 million for the first quarter of 2022.
•GAAP net income was $1.4 million, or $0.04 per diluted share, for the first quarter of 2023 compared to $1.4 million, or $0.04 per diluted share, in the first quarter of 2022.
•Adjusted net income per share1 was $0.12 for the first quarter of 2023 compared to $0.10 for the first quarter of 2022.
•Adjusted EBITDA1 was $32.8 million for the first quarter of 2023 compared to $21.5 million for the first quarter of 2022.

“Customer demand was strong during the first quarter, despite several significant weather events, especially in our west coast markets”, said Christopher Pappas, Chairman and Chief Executive Officer of the Company. “Revenue trends improved gradually from January into February and March, as dining away from home in the upscale casual to higher-end customer segments continued to grow, both in terms of new customer openings and placements per customer. In addition to our organic growth, we completed several acquisitions in important growth markets including Texas and California. We continue to enhance our strategy of expanding market share in the regions we serve, increasing categories to grow relevance with our customers, and driving synergies via facility investments, consolidation and operational technology improvements.”

First Quarter Fiscal 2023 Results

Net sales for the first fiscal quarter of 2023 which ended March 31, 2023 increased 40.5% to $719.6 million from $512.1 million for the first fiscal quarter of 2022 which ended March 25, 2022. Organic sales increased $87.9 million, or 17.1% versus the prior year quarter. Sales growth of $119.7 million, or 23.4%, resulted from acquisitions. Organic case count increased approximately 16.8% in the Company’s specialty category with unique customers and placements increases at 21.2% and 18.7%, respectively, compared to the prior year quarter. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 14.4% compared to the prior year quarter. Estimated inflation was 5.5% in the Company’s specialty categories and 3.2% in the center-of-the-plate categories compared to the prior year quarter.
Gross profit increased approximately 44.4% to $169.7 million for the first quarter of 2023 from $117.5 million for the first quarter of 2022. Gross profit margin increased approximately 64 basis points to 23.6% from 22.9%. Gross margin in the Company’s specialty category increased 65 basis points and gross margin decreased 68 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Selling, general and administrative expenses increased by approximately 41.8% to $156.1 million for the first quarter of 2023 from $110.1 million for the first quarter of 2022. The increase was primarily due to higher costs associated with compensation and benefits, facility costs and distribution costs to support sales growth in the current quarter. As a percentage of net sales, operating expenses were 21.7% in the first quarter of 2023 compared to 21.5% in the first quarter of 2022.

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, and adjusted net income (loss) to these measures’ most directly comparable GAAP measure.

Other operating expense increased by approximately $0.5 million primarily due to higher third-party deal costs incurred in connection with business acquisitions.

Operating income for the first quarter of 2023 was $11.9 million compared to $6.3 million for the first quarter of 2022. The increase in operating income was driven primarily by higher gross profit, partially offset by higher selling, general and administrative expenses and other operating expenses, as discussed above. As a percentage of net sales, operating income was 1.7% in the first quarter of 2023 as compared to operating income of 1.2% in the first quarter of 2022.

Total interest expense increased to $10.0 million for the first quarter of 2023 compared to $4.4 million for the first quarter of 2022. The increase was primarily driven by higher principal amounts of outstanding debt due to our 2028 convertible notes issued on December 13, 2022, our term loan refinancing on August 23, 2022, an increase in amounts drawn on our ABL facility and higher rates of interest charged on the variable rate portion of our outstanding debt.

Net income for the first quarter of 2023 was $1.4 million, or $0.04 per diluted share, compared to net income of $1.4 million, or $0.04 per diluted share, for the first quarter of 2022.

Adjusted EBITDA1 was $32.8 million for the first quarter of 2023 compared to $21.5 million for the first quarter of 2022. For the first quarter of 2023, adjusted net income1 was $4.6 million, or $0.12 per diluted share compared to adjusted net income of $3.6 million, or $0.10 per diluted share for the first quarter of 2022.

Full Year 2023 Guidance

Based on current trends in the business, the Company is providing full year financial guidance as follows:

▪Estimated net sales for the full year of 2023 will be in the range of $3.20 billion to $3.30 billion;
▪Gross profit to be between $768.0 million and $792.0 million and
▪Adjusted EBITDA to be between $199.0 million and $207.0 million

First Quarter 2023 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2023 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS to these measures’ most directly comparable GAAP measure.

food products or center-of-the-plate products and/or interrupt our distribution network; our distribution of center-of-the-plate products, like meat, poultry and seafood, involves exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining the Secured Overnight Financing Rate (“SOFR”); our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 28, 2023 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 40,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 31, 2023	March 25, 2022
Net sales	$719,645	$512,103
Cost of sales	549,937	394,590
Gross profit	169,708	117,513

Selling, general and administrative expenses	156,137	110,086
Other operating expenses, net	1,672	1,163
Operating income	11,899	6,264

Interest expense	10,006	4,365
Income before income taxes	1,893	1,899

Provision for income tax expense	492	514

Net income	$1,401	$1,385

Net income per share:
Basic	$0.04	$0.04
Diluted	$0.04	$0.04

Weighted average common shares outstanding:
Basic	37,507,093	36,935,717
Diluted	38,161,269	37,307,478

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2023 AND DECEMBER 30, 2022
(unaudited; in thousands)

	March 31, 2023	December 30, 2022
Cash and cash equivalents	$91,742	$158,800
Accounts receivable, net	274,598	260,167
Inventories, net	274,787	245,693
Prepaid expenses and other current assets	55,714	56,200
Total current assets	696,841	720,860

Property and equipment, net	196,256	185,728
Operating lease right-of-use assets	178,872	156,629
Goodwill	307,773	287,120
Intangible assets, net	167,823	155,703
Other assets	4,566	3,256
Total assets	$1,552,131	$1,509,296

Accounts payable	$169,912	$163,397
Accrued liabilities	72,057	54,325
Short-term operating lease liabilities	21,690	19,428
Accrued compensation	27,370	34,167
Current portion of long-term debt	13,199	12,428
Total current liabilities	304,228	283,745

Long-term debt, net of current portion	654,417	653,504
Operating lease liabilities	171,972	151,406
Deferred taxes, net	6,221	6,098
Other liabilities	9,341	13,034
Total liabilities	1,146,179	1,107,787

Common stock	395	386
Additional paid in capital	340,899	337,947
Cumulative foreign currency translation adjustment	(2,104)	(2,185)
Retained earnings	66,762	65,361
Stockholders’ equity	405,952	401,509

Total liabilities and stockholders’ equity	$1,552,131	$1,509,296

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEAR ENDED MARCH 31, 2023 AND MARCH 25, 2022
(unaudited; in thousands)

	March 31, 2023	March 25, 2022
Cash flows from operating activities:
Net income	$1,401	$1,385

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,011	5,889
Amortization of intangible assets	4,697	3,356
Provision (benefit) for allowance for doubtful accounts	1,849	(178)
Non-cash operating lease expense	585	802
Deferred income tax provision	123	504
Amortization of deferred financing fees	967	539
Stock compensation	5,334	3,043
Change in fair value of contingent earn-out liabilities	372	299
Loss on asset disposal	57	17
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	9,860	10,084
Inventories	(20,075)	(4,391)
Prepaid expenses and other current assets	1,612	(1,080)
Accounts payable, accrued liabilities and accrued compensation	(15,044)	(9,830)
Other assets and liabilities	(1,010)	(156)
Net cash (used in) provided by operating activities	(2,261)	10,283

Cash flows from investing activities:
Capital expenditures	(8,696)	(14,206)
Cash paid for acquisitions	(50,937)	(28,000)
Net cash used in investing activities	(59,633)	(42,206)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(3,378)	(1,405)
Payment of deferred financing fees	—	(406)
Surrender of shares to pay withholding taxes	(1,763)	(2,040)
Net cash used in financing activities	(5,141)	(3,851)

Effect of foreign currency translation on cash and cash equivalents	(23)	58
Net change in cash and cash equivalents	(67,058)	(35,716)
Cash and cash equivalents at beginning of period	158,800	115,155
Cash and cash equivalents at end of period	$91,742	$79,439

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 31, 2023	March 25, 2022
Numerator:
Net income	$1,401	$1,385
Denominator:
Weighted average basic common shares outstanding	37,507,093	36,935,717
Dilutive effect of unvested common shares	577,557	330,415
Dilutive effect of options and warrants	76,619	41,346
Weighted average diluted common shares outstanding	38,161,269	37,307,478

Net income per share:
Basic	$0.04	$0.04
Diluted	$0.04	$0.04

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 31, 2023	March 25, 2022
Net income	$1,401	$1,385
Interest expense	10,006	4,365
Depreciation	7,011	5,889
Amortization	4,697	3,356
Provision for income tax expense	492	514
EBITDA (1)	23,607	15,509

Adjustments:
Stock compensation (2)	5,334	3,043
Other operating expenses, net (3)	1,672	1,163
Duplicate rent (4)	2,209	1,736

Adjusted EBITDA (1)	$32,822	$21,451

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.
4.Represents duplicate rent and occupancy costs for our Richmond, CA, Miami, FL, Portland, OR and Gibbstown NJ facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 31, 2023	March 25, 2022
Net income	$1,401	$1,385

Adjustments to reconcile net income to adjusted net income (1):
Other operating expenses, net (2)	1,672	1,163
Duplicate rent (3)	2,209	1,736
Write-off of unamortized deferred financing fees and other third party financing costs (4)	376	69
Tax effect of adjustments (5)	(1,107)	(801)

Total adjustments	3,150	2,167

Adjusted net income	$4,551	$3,552

Diluted adjusted net income per common share	$0.12	$0.10

Diluted shares outstanding - adjusted	38,161,269	37,307,478

1.We are presenting adjusted net income and adjusted net income per share, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted net income per share, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

3.Represents duplicate rent and occupancy costs for our Richmond, CA, Miami, FL, Portland, OR and Gibbstown, NJ facilities.

4.Represents interest expense related to write-off of certain deferred financing fees and other third party costs related to our credit agreements.

5.Represents the tax effect of items 2 through 4 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 31, 2023	March 25, 2022
Numerator:
Adjusted net income	$4,551	$3,552
Denominator:
Weighted average basic common shares outstanding	37,507,093	36,935,717
Dilutive effect of unvested common shares	577,557	330,415
Dilutive effect of options and warrants	76,619	41,346
Weighted average diluted common shares outstanding	38,161,269	37,307,478

Adjusted net income per share:
Diluted	$0.12	$0.10

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2023
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$61,200	$64,900
Provision for income tax expense	21,500	22,800
Depreciation & amortization	44,500	47,500
Interest expense	44,000	44,000
EBITDA (1)	171,200	179,200

Adjustments:
Stock compensation (2)	20,300	20,300
Duplicate rent (3)	6,000	6,000
Other operating expenses (4)	1,500	1,500
Adjusted EBITDA (1)	$199,000	$207,000

1.We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.